FORTRESS INVESTMENT GROUP LLC
Contact:	FOR IMMEDIATE RELEASE
Lilly H. Donohue
212-798-6118

Fortress Reports Fourth Quarter & Year End 2007 Financial Results

and Announces First Quarter 2008 Dividend

Full Year 2007 Highlights

•	Management fee paying assets under management of $33.2 billion, up 59% from 2006
•	Pre-tax distributable earnings of $552 million, up 39% from 2006
•	Segment revenues of $1.1 billion, up 48% from 2006
•	GAAP net income, excluding principals agreement expense, of $139 million. GAAP net loss of $60 million

Fourth Quarter 2007 Highlights

•	Pre-tax distributable earnings of $78 million
•	Segment revenues of $196 million
•	GAAP net income, excluding principals agreement expense, of $27 million. GAAP net loss of $29 million
•	Fourth quarter dividend of $0.225 per share

First Quarter 2008 Highlights

•	Declared first quarter dividend of $0.225 per share

New York, NY. March 25, 2008 – Fortress Investment Group LLC (NYSE: FIG) today reported its fourth quarter and year end results for 2007.

Full Year 2007

For the year ended December 31, 2007, our GAAP net loss was $60 million or $2.14 per diluted share. Excluding principals agreement charges, 2007 GAAP net income was $139 million. This charge was in connection with the reorganization and the initial public offering in February 2007, which is likely to result in GAAP net losses for the next four and a quarter years, but this charge will never impact cash, distributable earnings or equity.

For the full year ended December 31, 2007, pre-tax distributable earnings were $552 million, or $1.30 per dividend paying share, a 39% increase over our pre-tax distributable earnings for the full year of 2006 of $397 million.

Fourth Quarter 2007

For the quarter ended December 31, 2007, our GAAP net loss was $29 million or $0.43 per diluted share. Excluding principals agreement charges, fourth quarter GAAP net income was $27 million.

Pre-tax distributable earnings for the quarter were $78 million, or $0.18 per dividend paying share, a 43% decrease over our pre-tax distributable earnings for the fourth quarter 2006 of $138 million.

For reconciliations between pre-tax distributable earnings and GAAP net income (loss), and between GAAP net income excluding principals agreement compensation and GAAP net income (loss) see “Reconciliation of Pre-tax Distributable Earnings to GAAP Net Income (Loss)” and “Reconciliation of GAAP Net Income Excluding Principals Agreement Compensation to GAAP Net Income (Loss)” in this release. Distributable earnings and distributable earnings per dividend paying share are supplemental measures of our operating performance that we believe provide a meaningful basis for comparison between present and future periods1.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter.

The following discussion of our results is based on segment reporting as presented in our Annual Report on Form 10-K. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For a reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

1 Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17) and the year ended December 31, 2006, may not be meaningful because of the impact of the reorganization transactions on our financial statements.

Supplemental Data for Three Months2,3:

Three Months Ended December 31, 2007		Private Equity		Hedge Funds
(in millions)	Total	Funds	Castles	Liquid	Hybrid
Total AUM - Ending Balance	$37,817	$19,191	$2,246	$8,126	$8,254

Management Fee Paying AUM
Management Fee Paying AUM - October 1, 2007	31,674	12,914	3,279	7,582	7,899
New capital raised, increase in invested capital	1,739	577	2	386	774
Realizations (PE) / Redemptions (Hedge Funds)	(360)	(39)	—	(162)	(159)
+/- Net Asset Value & Foreign Exchange rate change	181	(174)	47	322	(14)
Management Fee Paying AUM - Ending Balance	$33,234	$13,278	$3,328	$8,128	$8,500

Segment Revenues
Management fee	$129	$34	$14	$45	$36
Incentive income	67	1	22	41	3
Total	196	35	36	86	39

Segment Expenses
Profit sharing compensation expenses	(41)	(1)	(6)	(33)	(1)
Operating expenses	(79)	(12)	(9)	(23)	(35)
Total	(120)	(13)	(15)	(56)	(36)

	76	22	21	30	3

Investment Income[2]	7	1	1	3	2
Unallocated Investment Income	2
Unallocated Expenses	(7)

Pre-tax Distributable Earnings	$78	$23	$22	$33	$5

Weighted Average Dividend Paying Shares and Units Outstanding[3]	431

Three Months Ended December 31, 2006		Private Equity		Hedge Funds
(in millions)	Total	Funds	Castles	Liquid	Hybrid
Total AUM - Ending Balance	$32,807	$17,587	$4,668	$5,007	$5,545

Management Fee Paying AUM
Management Fee Paying AUM - October 1, 2006	19,302	8,070	1,923	4,601	4,708
New capital raised, increase in invested capital	1,798	144	869	332	453
Realizations (PE) / Redemptions (Hedge Funds)	(889)	(742)	—	(14)	(133)
+/- Net Asset Value & Foreign Exchange rate change	642	67	50	103	422
Management Fee Paying AUM - Ending Balance	$20,853	$7,539	$2,842	$5,022	$5,450

Segment Revenues
Management fee	$90	$24	$10	$29	$27
Incentive income	162	34	5	74	49
Total	252	58	15	103	76

Segment Expenses
Profit sharing compensation expenses	(97)	(13)	(6)	(48)	(30)
Operating expenses	(56)	(4)	(11)	(12)	(29)
Total	(153)	(17)	(17)	(60)	(59)

	99	41	(2)	43	17
Investment Income[2]	56	2	—	33	21
Unallocated Investment Income	—
Unallocated Expenses	(17)

Pre-tax Distributable Earnings	$138	$43	$(2)	$76	$38
Weighted Average Dividend Paying Units Outstanding[3]	367

Supplemental Data for Year2,3:

Year Ended Ended December 31, 2007		Private Equity		Hedge Funds
(in millions)	Total	Funds	Castles	Liquid	Hybrid
Total AUM - Ending Balance	$37,817	$19,191	$2,246	$8,126	$8,254

Management Fee Paying AUM
Management Fee Paying AUM - January 1, 2007	20,853	7,539	2,842	5,022	5,450
New capital raised, increase in invested capital	12,439	6,819	203	2,651	2,766
Realizations (PE) / Redemptions (Hedge Funds)	(1,222)	(730)	—	(280)	(212)
+/- Net Asset Value & Foreign Exchange rate change	1,164	(350)	283	735	496
Management Fee Paying AUM - Ending Balance	$33,234	$13,278	$3,328	$8,128	$8,500

Segment Revenues
Management fee	$470	$132	$49	$159	$130
Incentive income	611	275	40	199	97
Total	1,081	407	89	358	227

Segment Expenses
Profit sharing compensation expenses	(283)	(102)	(14)	(122)	(45)
Operating expenses	(264)	(34)	(30)	(77)	(123)
Total	(547)	(136)	(44)	(199)	(168)

	534	271	45	159	59
Investment Income[2]	47	11	2	6	28
Unallocated Investment Income	14
Unallocated Expenses	(43)
Pre-tax Distributable Earnings	$552	$282	$47	$165	$87
Weighted Average Dividend Paying Shares and Units Outstanding[3]	424

Year Ended Ended December 31, 2006		Private Equity		Hedge Funds
(in millions)	Total	Funds	Castles	Liquid	Hybrid
Total AUM - Ending Balance	$32,807	$17,587	$4,668	$5,007	$5,545

Management Fee Paying AUM
Management Fee Paying AUM - January 1, 2006	11,176	3,635	1,266	3,180	3,095
New capital raised, increase in invested capital	10,171	4,978	1,552	2,030	1,611
Realizations (PE) / Redemptions (Hedge Funds)	(2,085)	(1,141)	—	(727)	(217)
+/- Net Asset Value & Foreign Exchange rate change	1,591	67	24	539	961
Management Fee Paying AUM - Ending Balance	$20,853	$7,539	$2,842	$5,022	$5,450

Segment Revenues
Management fee	$294	$84	$33	$93	$84
Incentive income	436	130	16	154	136
Total	730	214	49	247	220

Segment Expenses
Profit sharing compensation expenses	(240)	(51)	(12)	(102)	(75)
Operating expenses	(164)	(13)	(32)	(44)	(75)
Total	(404)	(64)	(44)	(146)	(150)

	326	150	5	101	70

Investment Income[2]	125	5	2	84	34
Unallocated Investment Income	1
Unallocated Expenses	(55)
Pre-tax Distributable Earnings	$397	$155	$7	$185	$104
Weighted Average Dividend Paying Units Outstanding[3]	367

2 Investment income includes earnings on deferred fee arrangements of $0.0 and $33.6 million for the quarters ended December 31, 2007 and 2006, respectively, and earnings of $1.9 million and $92.7 million for the years ended December 31, 2007 and 2006, respectively. These deferred fee arrangements have now been terminated.

3 As defined in Note 9 to our consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Overview

We manage private equity funds and hedge funds. As of December 31, 2007, Fortress reported management fee paying assets under management of $33.2 billion. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income, which is based on our principal investments.

In 2007, we generated total segment revenues of $1.1 billion, which included management fees of $470 million and incentive income of $611 million. In addition, we earned segment investment income of $61 million for the year. After segment expenses, Fortress generated pre-tax distributable earnings of $552 million for the year ended December 31, 2007.

For the year ended December 31, 2007, the private equity segments accounted for approximately 46% of total segment revenues and the hedge fund segments accounted for approximately 54% of total segment revenues.

For the year ended December 31, 2007, the private equity and hedge fund businesses accounted for approximately 57% and 43%, respectively, of total pre-tax distributable earnings before unallocated items.

In the fourth quarter of 2007, we generated total segment revenues of $196 million, which included management fees of $129 million and incentive income of $67 million. In addition, we earned segment investment income of $9 million in the quarter. After segment expenses, Fortress generated pre-tax distributable earnings of $78 million for the quarter ended December 31, 2007.

For the quarter ended December 31, 2007, the private equity segments accounted for approximately 36% of total segment revenues and the hedge fund segments accounted for approximately 64% of total segment revenues.

For the quarter ended December 31, 2007, the private equity and hedge fund businesses accounted for approximately 54% and 46%, respectively, of total pre-tax distributable earnings before unallocated items.

Private Equity - Funds

For 2007, the Company’s private equity business generated $282 million of pre-tax distributable earnings as compared to $155 million for 2006.

For the quarter ended December 31, 2007, the Company’s private equity business generated $23 million of pre-tax distributable earnings as compared to $43 million for the quarter ended December 31, 2006.

Management fee paying assets under management as of December 31, 2007 increased 76% to $13.3 billion from $7.5 billion as of December 31, 2006.

A key measure of our ability to continue to generate incentive income is our unrealized gains in our private equity funds. Unrealized gains in our funds’ public company holdings totaled $1.7 billion as of December 31, 2007. As of December 31, 2007, our funds’ private equity capital invested in non-public transactions totaled approximately $9.9 billion and our private equity funds’ unfunded commitments were approximately $2.1 billion.

Private Equity - Castles

For 2007, the Company’s Castles generated $47 million of pre-tax distributable earnings as compared to $7 million for 2006.

For the quarter ended December 31, 2007, the Company’s Castles generated $22 million of pre-tax distributable earnings as compared to a loss of $2 million for the quarter ended December 31, 2006.

Management fee paying assets under management increased 17% to $3.3 billion as of December 31, 2007 from $2.8 billion as of December 31, 2006.

The Castles produced a loss, based on their incentive income metric, of 3.71% for the three months ended December 31, 2007 and a positive return of 5.54% for the year ended December 31, 2007.

Liquid Hedge Funds

For 2007, the Company’s liquid hedge fund business generated $163 million of pre-tax distributable earnings (which excludes $2 million of earnings on previously deferred fees) as compared to $106 million (which excludes $79 million of earnings on previously deferred fees) for 2006.

For the quarter ended December 31, 2007, the Company’s liquid hedge fund business generated $33 million of pre-tax distributable earnings as compared to $47 million (which excludes $29 million of earnings on previously deferred fees) for the quarter ended December 31, 2006.

Management fee paying assets under management increased 62% to $8.1 billion as of December 31, 2007 from $5.0 billion as of December 31, 2006.

The liquid hedge funds’ gross return was 5.47%4 for the three months ended December 31, 2007 and 18.16% for the full year ended December 31, 2007.

Hybrid Hedge Funds

For 2007, the Company’s hybrid hedge fund business generated $87 million of pre-tax distributable earnings as compared to $90 million (which excludes $14 million of earnings on previously deferred fees) for 2006.

For the quarter ended December 31, 2007, the Company’s hybrid hedge fund business generated $5 million of pre-tax distributable earnings as compared to $34 million (which excludes $4 million of earnings on previously deferred fees) for the quarter ended December 31, 2006.

4 The gross returns reflect returns for the applicable period for a “new issue eligible” investor investing in the funds at their inception (before management fees and incentive fees).

Management fee paying assets under management increased 56% to $8.5 billion as of December 31, 2007 from $5.5 billion as of December 31, 2006.

The hybrid hedge funds’ gross return was 1.94%4 for the three months ended December 31, 2007 and 14.43% for the year ended December 31, 2007.

Principal Investments

Our principal investments generated a gain of $1 million for the three months ended December 31, 2007 and generated a gain of $27 million for the year ended December 31, 2007. These results are included in the segment distributable earnings discussed above.

Segment Expenses

Segment expenses for 2007 were $547 million, as compared to $404 million for 2006. Segment expenses for 2007 and 2006 included $283 million and $240 million of profit sharing compensation, respectively, which is a function of the performance of various funds.

Segment expenses were $120 million in the fourth quarter of 2007, down from $153 million from the fourth quarter of 2006. Segment expenses for the fourth quarter of 2007 and 2006 included $41 million and $97 million of profit sharing compensation, respectively, which is a function of the performance of various funds.

Fortress’s headcount increased by approximately 38% since the fourth quarter of 2006. As of December 31, 2007, the firm and its affiliates employed 806 people around the world.

The Company had $271 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals agreement and the issuance of restricted stock units to Fortress employees in the IPO) for the quarter ended December 31, 2007, which contributed to our reporting a GAAP net loss per share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

Dividend

The Company’s Board of Directors declared a first quarter cash dividend of $0.225 per share on its common stock for the quarter ending March 31, 2008, to be paid on April 15, 2008 to stockholders of record on March 31, 2008. In addition, the Company paid a fourth quarter dividend of $0.225 per share on January 15, 2008.

Withholding Information

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 16.50 cents of the per share dividend will be treated as U.S. source dividend income, and 6.00 cents of the per share dividend will be treated as U.S. source interest income. Accordingly, for non- U.S. holders of Class A shares, unless an exception to withholding tax applies, the per share amount of the dividend will be subject to a U.S. federal withholding tax of 6.75 cents and the per share amount of the dividend received after taking into account such withholding taxes will be 15.75 cents.

Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their shares of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Non-GAAP Information

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Distributable earnings
•	Segment revenues
•	GAAP net income excluding principals agreement compensation

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

Management will host a conference call today, Tuesday, March 25, 2008 at 10:00 AM eastern time. A copy of the earnings release will be posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on Friday, April 4, 2008 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “37943758.”

Fortress is a leading global alternative asset manager with approximately $37.8 billion in total assets under management as of December 31, 2007. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for the new fund and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the actual amounts of future dividends and what they represent as a percentage of distributable earnings, our public company surplus, sources of management fees, incentive income and investment income, the amount and source of expected capital commitments for the new fund or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K, which is available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Interests in the new fund referred to in this press release will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Statements of Operations

(dollars in thousands, except share data)

	Year Ended December 31,
Revenues	2007	2006	2005
Management fees from affiliates	$414,166	$154,649	$81,356
Incentive income from affiliates	442,892	185,364	172,623
Other revenues	69,927	70,802	30,334
Interest and dividend income - investment company holdings
Interest income	243,713	843,589	529,221
Interest income from controlled affiliate investments	4,707	54,003	58,539
Dividend income	7,436	9,184	7,691
Dividend income from controlled affiliate investments	53,174	203,713	163,635
	1,236,015	1,521,304	1,043,399
Expenses
Interest expense
Investment company holdings	132,620	505,340	318,010
Other	34,313	54,026	11,682
Compensation and benefits	658,815	436,004	259,216
Principals agreement compensation	852,956	—	—
General, administrative and other	99,885	115,095	94,054
Depreciation and amortization	8,454	6,818	2,267

	1,787,043	1,117,283	685,229
Other Income (Losses)
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	86,264	(47,494)	184,644
Net realized gains from controlled affiliate investments	715,024	998,212	396,062
Net unrealized gains (losses)	(19,928)	86,404	46,727
Net unrealized gains (losses) from controlled affiliate investments	(1,428,837)	5,556,907	2,276,545
Other investments
Net realized gains (losses)	(2,037)	(13,608)	3,750
Net realized gains (losses) from affiliate investments	145,449	977	120
Net unrealized gains (losses)	1,316	4,044	232
Net unrealized gains (losses) from affiliate investments	(253,888)	182,228	33,079
Earnings (losses) from equity method investees	(61,674)	5,039	10,465

	(818,311)	6,772,709	2,951,624
Income (Loss) Before Deferred Incentive Income, Principals’ and Others’ Interests in Income of Consolidated Subsidiaries and Income Taxes	(1,369,339)	7,176,730	3,309,794
Deferred incentive income	307,034	(1,066,137)	(444,567)
Principals’ and others’ interests in (income) loss of consolidated subsidiaries	996,870	(5,655,184)	(2,662,926)

Income (Loss) Before Income Taxes	(65,435)	455,409	202,301
Income tax benefit (expense)	5,632	(12,525)	(9,625)
Net Income (Loss)	$(59,803)	$442,884	$192,676
Dividends Declared Per Class A Share	$0.8424

	Jan 1 through Jan 16
Earnings Per Unit - Fortress Operating Group
Net income per Fortress Operating Group unit	$0.36	$1.21	$0.52
Weighted average number of Fortress Operating Group units outstanding	367,143,000	367,143,000	367,143,000
	Jan 17 through Dec 31
Earnings Per Class A Share - Fortress Investment Group
Net income (loss) per Class A share, basic	$(2.14)
Net income (loss) per Class A share, diluted	$(2.14)
Weighted average number of Class A shares outstanding, basic	92,214,827
Weighted average number of Class A shares outstanding, diluted	92,214,827

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2007	2006
Assets
Cash and cash equivalents	$100,409	$61,120
Cash held at consolidated subsidiaries and restricted cash	—	564,085
Due from affiliates	198,669	635,748
Receivables from brokers and counterparties	—	109,463
Investment company holdings, at fair value
Loans and securities	—	6,874,748
Investments in affiliates	—	14,985,578
Derivatives	—	84,270
Other investments
Loans and securities	—	317
Equity method investees	1,091,918	37,250
Options in affiliates	16,001	139,266
Deferred tax asset	511,204	2,808
Other assets	71,580	187,920
	$1,989,781	$23,682,573
Liabilities and Shareholders’ Equity

Liabilities
Due to affiliates	$455,734	$15,112
Due to brokers and counterparties	—	187,495
Accrued compensation and benefits	269,324	159,931
Dividends payable	21,285	—
Other liabilities	36,729	152,604
Deferred incentive income	173,561	1,648,782
Securities sold not yet purchased, at fair value	—	97,717
Derivative liabilities, at fair value	—	123,907
Investment company debt obligations payable	—	2,619,456
Other debt obligations payable	535,000	687,153
	1,491,633	5,692,157
Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	308,023	17,868,895
Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,597,646 shares issued and outstanding	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	384,700	—
Retained earnings (accumulated deficit)	(193,200)	—
Fortress Operating Group members’ equity	—	119,561
Accumulated other comprehensive income (loss)	(1,375)	1,960
	190,125	121,521
	$1,989,781	$23,682,573

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Pre-tax Distributable

Earnings to GAAP Net Income (Loss)

(dollars in millions)

	Three Months Ended
	December 31, 2007	December 31, 2006
Pre-tax Distributable Earnings	$78	$138
Private equity incentive income	2	(20)
Hybrid hedge fund incentive income	92	85
Castle option incentive income	(2)	—
Castle option management fee	—	13
Distributions of earnings from equity method investees	(3)	(4)
Earnings from equity method investees	(42)	41
Gains/losses on options	(30)	49
Employee equity-based compensation	(31)	(8)
Principal compensation	(240)	—
Employee portion of incentive income	(9)	(1)
Principals’ interest in income of consolidated subsidiaries	143	—
Taxes	13	(3)
GAAP Net Income (Loss)[1]	$(29)	$290

	Year Ended
	December 31, 2007	December 31, 2006
Pre-tax Distributable Earnings	$552	$397
Private equity incentive income	46	(108)
Hybrid hedge fund incentive income	—	—
Castle option incentive income	(2)	—
Castle option management fee	2	32
Distributions of earnings from equity method investees	(17)	(10)
Earnings from equity method investees	(92)	77
Gains/losses on options	(113)	86
Employee equity-based compensation	(130)	(16)
Principal compensation	(853)	—
Employee portion of incentive income	(4)	(3)
Principals’ interest in income of consolidated subsidiaries	545	—
Taxes	6	(12)
GAAP Net Income (Loss)[1]	$(60)	$443

1 We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of ($193.2 million) for the period from January 17, 2007 through December 31, 2007.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Year Ended
	December 31, 2007	December 31, 2006

Segment Revenues	$1,081	$730
Adjust incentive income	44	(108)
Adjust income from the receipt of options	2	32
Other revenues	61	3
Consolidation and elimination	48	864
GAAP Revenues	$1,236	$1,521

	Three Months Ended
	December 31, 2007	December 31, 2006

Segment Revenues	$196	$252
Adjust incentive income	92	65
Adjust income from the receipt of options	—	13
Other revenues	16	—
Consolidation and elimination	—	158
GAAP Revenues	$304	$488

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Company units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, see note 11 to our financial statements included in our Annual Report on Form 10-K for the annual period ended December 31, 2007.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;
•	in making operating decisions and assessing the performance of each of our core businesses;
•	for planning purposes, including the preparation of our annual operating budgets; and
•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of GAAP Net Income Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

	Three months ended December 31, 2007	Year ended December 31, 2007
GAAP net loss	$(29,258)	$(59,803)
Principals agreement compensation	239,975	852,956
Portion not allocable to public shareholders	(184,157)	(654,558)
GAAP net income excluding principals agreement compensation	$26,560	$138,595